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                                                                    EXHIBIT 3.03

                CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE
            OF INCORPORATION OF SHEARSON/LEHMAN AMERICAN EXPRESS INC.



            SHEARSON LEHMAN/AMERICAN EXPRESS INC., a Delaware corporation having its registered office at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle (the "Corporation"), hereby certifies to the Secretary of State of the State of Delaware that:

            FIRST: Article I of the Restated Certificate of Incorporation of the Corporation is hereby amended so as to read in its entirety as follows:

                                      "Name

            The name of the corporation (hereinafter referred to as the 'Corporation') is:

                          SHEARSON LEHMAN BROTHERS INC"

            SECOND: The Board of Directors of the Corporation by requisite vote adopted a resolution which set forth the foregoing amendment to the Restated Certificate of Incorporation, in accordance with Section 242 of the General Corporation Law of the State of Delaware, declaring that the amendment to the Restated Certificate of Incorporation as proposed was advisable and directing that it be submitted for action thereon by the sole stockholder of the Corporation.

            THIRD: The amendment has been consented to and authorized and approved by the holder of all the issued and outstanding stock of the Corporation, entitled to vote, by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.


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            IN WITNESS WHEREOF, Shearson Lehman/American Express Inc. has caused this Certificate to be signed on this 6th day of March, 1985 in its name and on its behalf by its Chairman of the Board and attested by its Secretary or an Assistant Secretary, pursuant to Section 103(a) of the General Corporation Law of the State of Delaware.

                                              /s/ Peter A. Cohen
                                          --------------------------------------
                                                  Peter A. Cohen
                                               Chairman of the Board


ATTEST:  /s/ Barbara C. Kullen
        ------------------------------
         Secretary



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